UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2022 (February 22, 2021)

Kismet Acquisition Two Corp.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-40077	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Library Avenue, Suite 204 Newark, Delaware	19715
(Address of principal executive offices)	(Zip Code)

(302) 738-6680
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one-third of one Warrant	KAIIU	The Nasdaq Stock Market LLC
Class A Ordinary Shares, par value $0.001 per share	KAII	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	KAIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

Kismet Acquisition Two Corp. (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K (the “8-K/A”), originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 26, 2021 (the “Original 8-K”), to amend and restate the Company’s audited balance sheet as of February 22, 2021 and accompanying footnotes which were filed as an exhibit to the Original 8-K (the “IPO Balance Sheet”).

               The IPO Balance Sheet is being restated (i) to account for the Company’s outstanding public warrants, private warrants and forward purchase units as derivative assets and derivative liabilities instead of components of equity and (ii) to reclassify all of the Company’s redeemable Class A ordinary shares, par value $0.001 per share (the “Public Shares”) as temporary equity in accordance with Accounting Standards Codification (“ASC”) 480-10-S99.

Background of the Restatement

On April 12, 2021, the staff of the Securities and Exchange Commission (the “SEC Staff”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Staff Statement”). In the SEC Staff Statement, the SEC Staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheets as opposed to equity. Upon their issuance on February 22, 2021, the Company’s public warrants, private warrants and forward purchase units were accounted for as equity in the IPO Balance Sheet as opposed to liabilities, based on the Company’s application of ASC 815-40. The views expressed in the SEC Staff Statement were not consistent with the Company’s historical interpretation of specific provisions in its warrant agreement and forward purchase agreement and the Company’s application of ASC 815-40 to those agreements. After discussion and evaluation, including with the audit committee of the Company’s board of directors, management concluded that the public warrants, private warrants and forward purchase units should be presented as liabilities with subsequent fair value remeasurement.

Subsequently, on November 22, 2021, the audit committee of the Company’s board of directors concluded, after discussion with the Company’s management and WithumSmith+Brown, PC, the Company’s independent registered public accounting firm, that the Company’s IPO Balance Sheet should no longer be relied upon and should be restated to report all Public Shares as temporary equity to align with ASC 480-10-S99. The Company had previously classified a portion of its Public Shares as permanent equity.

The correction of the aforementioned (i) classification of the public warrants, private warrants and forward purchase units as liabilities instead of components of equity and (ii) classification of the Public Shares as temporary equity are both reflected in the restated IPO Balance Sheet attached as Exhibit 99.1 to this 8-K/A.

As a result of the restatement, the Company’s management concluded that there were material weaknesses in the Company’s internal control over financial reporting and that its disclosure controls and procedures were not effective. The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account established in connection with its initial public offering.

Except as described above, this 8-K/A does not amend, update or change any other disclosures in the Original 8-K. In addition, the information contained in this 8-K/A does not reflect events occurring after the filing of the Original 8-K and does not modify or update the disclosures therein, except as specifically identified above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Audited Balance Sheet.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KISMET acquisition TWO corp.

By:	/s/ Ivan Tavrin
	Name:	Ivan Tavrin
	Title:	Chairman and Chief Executive Officer

Date: March 30, 2022

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